    As filed with the Securities and Exchange Commission on February 26, 1999
                                                      Registration No. 333-35663

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                                       ON
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                                  NETMED, INC.
             (Exact name of Registrant as specified in its charter)


     Ohio                            5047                        31-1282391
(State or other          (Primary Standard Industrial         (I.R.S. Employer
jurisdiction              Classification Code Number)        Identification No.)
of incorporation
or organization)
                            ------------------------

                               6189 Memorial Drive
                               Dublin, Ohio 43107
                                 (614) 793-9356
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            ------------------------

                          David J. Richards, President
                                  NetMed, Inc.
                               6189 Memorial Drive
                               Dublin, Ohio 43017
                                 (614) 793-9356
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                          Copies of Correspondence to:
                           William J. Kelly, Jr., Esq.
                         Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215
                                 (614) 227-2136

                            ------------------------

Approximate date of commencement of proposed sale of the securities to the public:___________________ From time to time after the Effective Date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  [    ]

THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(C) OF THE SECURITIES ACT OF 1933 MAY DETERMINE.